[LOGO] BEAR STEARNS

                                             BEAR, STEARNS INTERNATIONAL LIMITED
                                                               ONE CANADA SQUARE
                                                         LONDON E14 5AD, ENGLAND
                                                              TEL: 0207-516-6390
                                                              FAX: 0207-516-6805
                                                                REGULATED BY FSA

DATE:                  August 6, 2001 (including amendments October 29, 2002 and
                       February 14,2003)

TO:                    Centro Distribuidor de Cemento, S.A. de C.V.
ATTENTION:             Gustavo Calvo Irabien
TELEPHONE:             5283 28 7268
FACSIMILE:             5283 28 7162

FROM:                  Derivatives Documentation
TELEPHONE:             212-272-2711
FACSIMILE:             212-272-9857

SUBJECT:               Equity Derivatives Confirmation

REFERENCE NUMBER(S):   NY 13996 - Amended II

This Confirmation is amended and supersedes all previous Confirmations regarding this Transaction.

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Bear, Stearns International Limited ("Bear Stearns") and Centro Distribuidor de Cemento, S.A. de C.V. ("Counterparty"). This letter agreement together with the Amendment Agreement between the parties dated September 25, 2002 constitutes the sole and complete "Confirmation." as referred to in the "Master Agreement" (as defined below), with respect to the Transaction.

1. This Confirmation is subject to and incorporates the 1991 ISDA Definitions (the "1991 Definitions"), as supplemented by the 1998 Supplement to the 1991 ISDA Definitions (the "Supplement"), as amended and supplemented by the 1998 ISDA Euro Definitions (the "Euro Definitions") (collectively the "Definitions") and the 1996 ISDA Equity Derivatives Definitions (the "1996 Definitions"), each as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). The parties agree to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency--Cross Border) (the "Form Master Agreement"), together with the schedule thereto and any other related documents, each in form and substance as the parties shall in good faith agree (collectively, the "Executed Master Agreement"). In addition, the parties agree that until execution and delivery of the Executed Master Agreement, a Form Master Agreement, shall be deemed to have been executed and delivered by the parties on the Trade Date of the First transaction that by its terms is intended to be governed by a Master Agreement. All provisions contained in, or incorporated by reference to, the Form Master Agreement or the Executed Master Agreement (as applicable, the "Master Agreement") shall govern the Transaction referenced in this Confirmation, except as expressly modified below. This Confirmation, together with all of the other documents confirming any and all Transactions entered into between us (regardless of Which branch, if any, either of us has acted through) that by their terms are intended to be governed by a Master Agreement, shall supplement,

                       REGISTERED IN ENGLAND NO. 1592029


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Reference Number: NY13996 - Amended II
Centro Distribuidor de Cemento, S.A. de C.V.
August 6, 2001 (including amendments
October 29, 2002 and February 14, 2003)
Page 2 of 18

     form a part of and be subject to the Master Agreement. In the event of any inconsistency between the provisions of the Definitions and the 1996 Definitions, the 1996 Definitions shall prevail for the purpose of this Transaction. In the event of any inconsistency between the provisions of this Confirmation and the Definitions, 1996 Definitions or Master Agreement, this Confirmation shall prevail for the purpose of this Transaction.

2. This Transaction consists of a forward purchase transaction relating to the Shares specified below. The terms of the particular Transaction to which this Confirmation relates are as follows:

     GENERAL TERMS RELATING TO THE TRANSACTION:

        Trade Date:                June 28,2001

        Purchaser:                 Counterparty

        Seller:                    Bear Stearns

        Notional Amount:           USD 100,226,900

        Base Amount:               19,000,000

        Forward Price:             USD 6.76, minus 0.2663 the Dividend
                                   Adjustment Amount determined as of the Price
                                   Determination Date.

        Initial Spot Price:        USD 5.2751

        Dividend Adjustment
        Amount: As to any Exchange Business Day, an amount equal to the aggregate of the following amounts determined with respect to each Included Dividend as equaling the Included Value for such Included Dividend multiplied by,

                                   (i) if the ex-dividend date for the relevant Included Dividend occurs on or prior to the initial Observation Date, one; and

                                   (ii) if the ex-dividend date for the relevant
                                        Included Dividend occurs after the
                                        initial Observation Date, a number, the
                                        numerator of which is 20 (the total
                                        number of Observation Dates) minus the
                                        number of Observation Dates which
                                        occurred prior to the Observation Date
                                        on which such ex-dividend date occurs
                                        and the denominator of which is 20 (the
                                        total number of Observation Dates).

        Include Dividends:         Any dividend which is an ordinary cash
                                   dividend (or which is an ordinary cash
                                   dividend as to which the holder of Shares has the right to elect to receive Shares in lieu of such ordinary cash dividend) which dividend has an ex-dividend date during the period commencing on, but excluding, February
                                   14, 2003 to, and

Reference Number: NY13996 - Amended II
Centro Distribuidor de Cemento, S.A. de CV.
August 6, 2001 (including amendments
October 29, 2002 and February 14, 2003)
Page 3 of 18

                                   including, the Price Determination Date.
                                   Included Dividends will be expressed on a per-single Share basis.

        Included Value:            If the relevant dividend is an ordinary cash
                                   dividend as to which the holder of Shares may not elect to receive Shares in lieu of such ordinary cash dividend or if the Counterparty has not elected to receive the cash value of the Shares receivable in lieu of such ordinary cash dividend (as described below), the amount of such ordinary cash dividends on one Share.

                                   If the relevant dividend is an ordinary cash dividend as to which the holder of Shares may elect to receive Shares in lieu of such ordinary cash dividend and the Counterparty has elected to receive the cash value of the Shares receivable in lieu of such ordinary cash dividend, the Share Dividend Value.

                                   The "Share Dividend Value" shall mean the arithmetic average of the closing price of the Shares on each of the three Exchange Business Days following the date on which the number of Shares payable in respect of the relevant ordinary cash dividend is announced by the Issuer. If there is a Market Disruption Event on any such day, then the Calculation Agent shall make adjustment to the Share Dividend Value.

                                   If the relevant dividend is an ordinary cash dividend as to which the holder of Shares may elect to receive Shares in lieu of such ordinary cash dividend, the Counterparty may elect to receive the Share Dividend Value. Such election shall be by notice given not less than ten Exchange Business Days prior to the date on which a holder of the Shares would be obligated to notify the Issuer of its election to receive cash or Shares. The notice must be given telephonically and confirmed in writing (although failure to confirm in writing will not vitiate the effectiveness of the original notice). The notice will be irrevocable when given and absent an affirmative election, the Counterparty will receive the ordinary cash dividend.

                                   In either such case, the amount shall be net of any withholding taxes or other fees that would be applicable to a U.K. holder of the Shares which received the cash dividend or received the Shares in lieu thereof and sold the same on the Exchange, and in each case converted from Local Currency to Settlement Currency by reference to the applicable FX Rate, as described under the Conversion Provisions below.

        Shares: The common shares of CEMEX S.A. de C.V., currently trading under the ticker symbol CEMEXCP.

Reference Number: NY 13996 - Amended II
Centro Distribuidor de Cemento, S.A. de C.V.
August 6, 2001 (including amendments
October 29, 2002 and February 14, 2003)
Page 4 of 18

        Exchange:                  Bolsa Mexicana de Valores S.A. de C.V.

        Exchange Business Day:     Any day that is (or, but for the occurrence
                                   of a Market Disruption Event, would have
                                   been) a trading day on each of the Exchange and the New York Stock Exchange and each Related Exchange other than a day on which trading on any of the Exchange, New York
                                   Stock Exchange or any Related Exchange is scheduled to close prior to its weekday closing time.

        Related Exchange(s):       The exchanges or quotation systems, if any,
                                   on which options or futures contracts on the Shares are traded or quoted, and as may be selected from time to time by the Calculation
                                   Agent.

        Calculation Agent:         Bear Stearns

        Price Determination
        Date: February 14, 2006, or if such day is not an Exchange Business Day, the next Exchange Business Day (the "Scheduled Price Determination Date"), unless the Counterparty has elected an Early Price Determination Date.

                                   If Counterparty has elected an Early Price
                                   Determination Date, the date so elected or if such day is not an Exchange Business Day, the next Exchange Business Day.

                                   The Counterparty may elect an Early Price
                                   Determination Date by giving irrevocable notice (which will be written notice confirmed orally) on an Exchange Business Day which is not less than 5 Exchange Business Days prior to the first Observation Date relating to the proposed Early Price Determination Date. If such notice is given after the Expiration Time on an Exchange Business Day, then that notice shall be deemed given on the next Exchange Business Day.

                                   If Counterparty has provided one or more letters of credit in lieu of Collateral (as more fully described in the "Collateral Provisions" below) and, at or prior to the fifth Business Day prior to the expiration date of such a letter of credit, such letter of credit has not been renewed or replaced (with a letter of credit with a tenor of at least ninety days from the date of renewal or replacement), or cash collateral posted in the full amount of such letter of credit by the fourth Business Day prior to the letter of credit expiration date, then "Early Cash Settlement" will apply and the third Exchange Business Day preceding such letter of credit expiration date will be the "Counterparty Early Settlement Date," the Counterparty Early Settlement Date and the nineteen following Exchange

Reference Number; NY13996 - Amended II
Centro Distribuidor de Cemento, S.A. de C.V.
August 6, 2001 (including amendments
October 29, 2002 and February 14,2003)
Page 5 of 18

                                   Business Days will be the Observation Dates and the last such Observation Date will be the Price Determination Date.

        Cash/Physical
        Settlement:                To be determined in accordance with
                                   "Selection of Cash or Physical Settlement" below.


Selection of Cash or Physical Settlement:

        Selection of Cash or
        Physical Settlement:       Unless Early Cash Settlement is applicable,
                                   Counterparty may select whether Cash
                                   Settlement or Physical Settlement shall be applicable, provided that Physical Settlement shall be conditioned upon the fulfillment of the Physical Settlement Condition. The
                                   Physical Settlement Condition shall be deemed fulfilled, if Bear Stearns determines, in its sole discretion, that Counterparty may take delivery of the Shares and/or the American
                                   Depository Receipts of the Shares ("ADRs") and become an owner thereof, without any condition or restrictions on such delivery or ownership, on each of the Notice Date
                                   (defined below), the Price Determination Date and the Physical Settlement Date (defined below). In determining whether or not the Physical Settlement Condition has been fulfilled Bear Stearns may require, without limitation, Counterparty to obtain, at its own expense, an opinion(s) of counsel satisfactory to Bear Stearns in its sole discretion as to their form, substance and source with respect to each of the Notice
                                   Date, the Price Determination Date and the
                                   Physical Settlement Date, such opinions to address, among other things, the permissibility of physical settlement and the absence of any adverse impact on Bear
                                   Stearns, including tax impact.

                                   In the event that no effective selection is made of whether Cash Settlement or Physical Settlement is applicable or in the event that Bear Stearns determines, in its sole discretion, that the Physical Condition has not been fulfilled, then Cash Settlement shall be applicable.

                                   Such selection shall be made by giving
                                   irrevocable notice (which will be written notice confirmed orally). Notwithstanding
                                   Section 3.2 of the 1996 Definitions, such notice must be given prior to the Expiration Time on an Exchange Business Day which is not less than 45 Exchange Business Days prior to the Expiration Date and not more than 60 Exchange Business Days prior to the Expiration Date (the "Notice Date"). If such notice is given after the Expiration Time on an Exchange Business Day, then that notice shall be deemed given on the next Exchange Business Day.

Settlement Terms if Cash Settlement is Applicable:

Reference Number: NY13996 - Amended II
Centro Distribuidor de Cemento, S.A. de C.V.
August 6, 2001 (including amendments
October 29, 2002 and February 14, 2003)
Page 6 of 18

        Cash Settlement:           In the event that Cash Settlement applies
                                   (and Early Cash Settlement does not apply), then on the Cash Settlement Date, if the Forward Differential is positive, Seller shall pay the Cash Settlement Amount to Purchaser and if the Forward Differential is negative, Purchaser shall pay the Cash
                                   Settlement Amount to Seller. If the Cash
                                   Settlement Amount is zero, neither party shall pay any amount to the other.

                                   In the event that Early Cash Settlement does apply, then on the Counterparty Early Settlement Date, Counterparty will pay Bear Stearns an amount equal to the product of the Forward Price and the Base Amount. On the Cash Settlement Date, Bear Stearns will pay to Counterparty the Final Price.

        Forward Differential:      The Final Price minus the Forward Price.

        Cash Settlement Amount:    The product of (i) the Base Amount and (ii)
                                   the absolute value of the Forward
                                   Differential.

        Final Price:               The arithmetic mean of the Relevant Prices on
                                   each of the Observation Dates.

        Relevant Price:            The closing price per Share as quoted by the
                                   Exchange on the related Observation Date, converted from Local Currency to Settlement
                                   Currency using the applicable FX Rate.

        Observation Dates:         The Price Determination Date and each of the
                                   19 Exchange Business Days preceding the Price
                                   Determination Date.

                                   For purposes of these Cash Settlement Terms, the Observation Dates and Final Price shall be determined as if such dates were Averaging Dates for a Share Option Transaction for which the Price Determination Date were the Valuation Date and Modified Postponement were specified as the Consequence of Market Disruption.

        Cash Settlement Date:      The second Exchange Business Day following
                                   the Price Determination Date (or if such day is not a Currency Business Day, the next
                                   Currency Business Day).

Settlement Terms if Physical Settlement is Applicable:

        Physical Settlement:       In the event that Physical Settlement
                                   applies, on the Physical Settlement Date, Seller will deliver to Purchaser Shares in number equal to the Base Amount and Purchaser will pay to Seller the Settlement Price. Such payment and such delivery shall be made on a delivery versus payment basis through the Clearance System.

Reference Number: NY 13996-Amended II
Centro Distribuidor de Cemento, S.A. de C.V.
August 6, 2001 (including amendments
October 29, 2002 and February 14, 2003)
Page 7 of 18

                                   Notwithstanding the foregoing, in the event that Physical Settlement applies, then Bear Stearns may elect, in its sole discretion, that on the Physical Settlement Date Seller will deliver to Purchaser, in lieu of Shares, ADRs in number corresponding to the Base Amount and that Purchaser will pay to Seller the Settlement Price; provided that the Calculation Agent may increase the Forward Price to reflect any costs that Bear Stearns incurs with respect to its hedge to this Transaction, in order to deliver ADRs to Purchaser on the Physical Settlement Date. Such payment and such delivery shall be made on a delivery versus payment basis through the Clearance System.

        Settlement Price:          The product of (a) the Base Amount and (b)
                                   the Forward Price.

        Settlement Date:           As determined in accordance with Section 6.2
                                   of the 1996 Definitions, save that any
                                   references in such provision to "Exercise
                                   Date" will be deemed to be references to "Price Determination Date".

        Applicability of Certain
        Sections of the 1996
        Definitions;               Sections 6.6 (Expenses) and, except to the
                                   extent expressly set forth to the contrary herein, 6.7 (Dividends) of the 1996
                                   Definitions will apply to any delivery of Shares hereunder, save that the reference to "Exercise Date" will be deemed to be a reference to "Price Determination Date."

                                   Section 6.8 (Representation and Agreement) of the 1996 Definitions will apply to any delivery of Shares hereunder, but without limiting the effect of the "Additional Representation of the Counterparty" set forth below.

                                   Section 6.9 (Failure to Deliver) of the 1996
                                   Definitions will apply to any obligation to deliver Shares hereunder, save that the reference to "Exercise Date" will be deemed to be a reference to "Price Determination Date."

                                   Section 6.10 (Default Interest) of the 1996
                                   Definitions will apply to any obligation to deliver Shares hereunder.

        Clearance System:          As selected by the Calculation Agent.

     Conversion Provisions:

        Local Currency:            The currency in which the Shares trade on the
                                   Exchange.

        Settlement Currency:       USD

Reference Number: NY 13996-Amended II
Centro Distribuidor de Cemento, S.A. de C.V.
August 6, 2001 (including amendments
October 29, 2002 and February 14, 2003)
Page 8 of 18

        FX Rate: As to any date, the then-prevailing free-market, or if there is no free market Local Currency/Settlement Currency exchange rate (if transactions of the types described herein in the Local Currency and Settlement Currency can be entered into at such rate), as determined by the Calculation Agent in a commercially reasonable manner, subject to the Consequence of an Inconvertibility Event. For purposes of the foregoing and notwithstanding anything to the contrary herein, it shall be deemed commercially reasonable for the Calculation Agent, in its sole discretion, to use the Local Currency/Settlement Currency exchange rate derived from, as applicable, the price at which the ADRs trade or the price at which the related ordinary dividend is payable in respect of the ADRs.

                                   If any date as to which an FX Rate is
                                   required to be determined is not a Currency
                                   Business Day for both the Local Currency and the Settlement Currency, then the FX Rate shall be determined on the next following day which is a Currency Business Day for both the Local Currency and the Settlement Currency.

        Conversion:                With respect to any Relevant Price, the FX
                                   Rate on the related Observation Date; and with respect to any dividend with respect to which a part of the Dividend Adjustment
                                   Amount is being determined, the FX Rate on the date on which a U.K holder of Shares would receive the related dividend (if such is an ordinary cash dividend as to which Counterparty has not elected to receive
                                   Shares-in-lieu) or the date of determination of the Share Dividend Value (if otherwise)..

        Inconvertibility Event:    The establishment, determined in the sole
                                   discretion of the Calculation Agent, of
                                   restrictions or controls that materially limit the ability to exchange Local Currency for Settlement Currency, including establishment of an officially set Local
                                   Currency/Settlement Currency exchange rate
                                   (if transactions of the types described
                                   herein in Local Currency and Settlement
                                   Currency cannot be entered into at such rate) at any time during the term of this Transaction,

        Consequence of an
        Inconvertibility Event:    If an Inconvertibility Event occurs at any
                                   time during the term of this Transaction, then the Calculation Agent shall determine the consequence of such event on this Transaction.

     Adjustments:

        Potential Adjustment
        Events: No adjustment shall be made in respect of any event of the type described in Section 9. 1(e)(ii) of the 1996 Definitions other than any Dividend Adjustment Amount calculated in respect thereof.

Reference Number: NY13996-Amended II
Centro Distribudor de Cemento, S.A. de C.V.
August 6, 2001 (including amendments
October 29, 2002 and February 14, 2003)
Page 9 of 18

        Method of Adjustment:      Calculation Agent Adjustment

     Additional Termination Event:

        Notwithstanding anything to the contrary in the 1996 Definitions, it shall be an Additional Termination Event if any of the following should occur at any time from and including the Trade Date to and including the Price Determination Date:

        (a) a Price Decrease Event (defined below);

        (b) the Merger Date of any Share-for-Share Merger Event, Share-for-Other Merger Event or Share-for-Combined Merger Event shall occur (save that for purposes of determining if any event is a Merger Event, the requirement that the Merger Date be on or before the Expiration Date or final Valuation Date shall be replaced with a requirement that the Merger Date be on or before the Price Determination Date);

        (c) the Announcement Date of any Nationalization or Insolvency shall occur.

        For purposes of an Additional Termination Event which occurs as a result of any of the foregoing events.

        (a) Counterparty shall be the sole Affected Party;

        (b) This Transaction shall be the sole Affected Transaction;

        (c) Second Method and Loss will be deemed to apply.

        A "Price Decrease Event" shall be deemed to have occurred if at any time on any Exchange Business Day, from and including the Trade Date through and including the Price Determination Date the Shares trade at or less than 50% of the Initial Spot Price. For purposes of determining whether or not a Price Decrease Event has occurred, the occurrence of (or an event, which had it occurred at any time within the half-hour prior to the Valuation Time would have been) a Market Disruption Event shall be disregarded.

        The occurrence of a Price Decrease Event will be determined by the Calculation Agent based on publicly available information.

     Collateral Provisions:        (a) With respect to any Local Business Day
                                   designated by Bear Stearns (any such date referred to as a "Credit Support Valuation
                                   Date"), Counterparty as Pledgor shall deliver to and at all times maintain with Bear
                                   Stearns as Secured Party Collateral having a market value equal to or greater than the Collateral Requirement (defined herein).
                                   Counterparty may post USD cash as collateral or provide a letter of credit (an "Acceptable
                                   L/C") in the form attached hereto as an
                                   Exhibit issued by Barclays Bank PLC, New York
                                   Branch (or another bank acceptable to Bear
                                   Stearns in its sole discretion) in lieu of some or all of such USD cash collateral.

Reference Number: NY13996 - Amended II
Centro Distribuidor de Cemento, S.A. de C.V.
August 6, 2001 (including amendments
October 29, 2002 and February 14, 2003)
Page 10 of 18

                                   Each delivery of Collateral required herein
                                   (or provision of a letter credit) shall be made by the close of business on the relevant Credit Support Valuation Date if notice requesting such delivery or return is received by 11 A.M. New York City time, or by the next Local Business Day if notice is received after 11 A.M. New York City time.

                                   The "Collateral Requirement" shall mean, as of any Credit Support Valuation Date, an amount equal to the product of applicable Collateral Percentage and the Notional Amount. The Collateral Percentage means, the percentage set forth on the Collateral Requirement Annex attached hereto, that corresponds to the VWAP Share Price (defined herein) as of the relevant Credit Support Valuation Date. In the event that the Counterparty has provided a replacement letter of credit or posted additional cash Collateral to avoid the occurrence of an Early Settlement Date, until expiration of the relevant letter of credit, the Collateral Requirement shall be increased by the then-current drawable amount of the expiring letter of credit.

                                   The "VWAP Share Price" means the
                                   volume-weighted average price per Share as reported on Bloomberg page "LQS NEW", or any successor page, as of the relevant Credit Support Valuation Date, provided, however, that if Bloomberg fails to publish a volume-weighted average price for any Credit Support Valuation Date, then the Calculation Agent shall determine such price based on such other information as it selects in its sole discretion; provided, further, that if there is a Market Disruption Event on such date, the Calculation Agent shall determine a good faith estimate of the volume-weighted average price per Share that would have prevailed but for the occurrence of such Market Disruption Event.

                                   (b) These Collateral Provisions shall be deemed a security agreement, and notwithstanding anything to the contrary contained in the Executed Master Agreement or this Confirmation, these provisions shall be governed by the laws of the State of New York, without giving effect to the conflicts or choice of law provisions thereof. Notwithstanding anything to the contrary set forth in this Confirmation or the Master Agreement, in the event of any inconsistency between the Master Agreement and these Collateral Provisions, the Master Agreement shall prevail, except as set forth in the preceding sentence. The Pledgor hereby grants a first priority continuing security interest in all Collateral provided hereunder, the proceeds of any letter of credit, and in any and all substitutions therefor, proceeds thereof and distributions thereon. Interest on any cash Collateral held hereunder shall be credited at

Reference Number: NY13996-Amended II
Centro Distribuidor de Cemento, S.A. de C.V.
August 6, 2001 (including amendments
October 29, 2002 and February 14, 2003)
Page 11 of 18

                                   a rate equal to the "Federal Funds
                                   (Effective)" rate as such rate is displayed on Telerate page 118 for such day under the caption "Effective" for USD. The amount of interest calculated for each day of the interest period shall be compounded monthly. These Collateral Provisions constitute a Credit Support Document and the failure by the Pledgor to deliver Collateral in accordance with these Collateral Provisions (if such failure is not remedied on or before the Local Business Day after notice of such failure is given to such party) shall constitute an Event of Default with respect to the Pledgor for purposes of Section 5(a)(iii) of the Master Agreement. For purposes of these Collateral Provisions, the term "Local Business Day" shall have the meaning given such term in the Master Agreement, except that references to a payment in clause (a) thereof will be deemed to include a delivery of Collateral hereunder. The parties agree that the obligation to deliver cash collateral hereunder is a "payment obligation" for purposes of the drawing certificate under any Acceptable L/C.

3. Account Details and
   Settlement Information:         Payments to Bear Stearns:
                                   Citibank N.A. New York
                                   ABA Code: 021-000-089, for the account of Bear, Stearns Securities Corp.
                                   A/C Number: 09253186, for further credit to Bear, Stearns International Limited
                                   Account Number: 101-80048-10

                                   Payments to Counterparty:
                                   Please provide to expedite payment:

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------

Additional Representation of Counterparty:

Counterparty represents and warrants to Bear Stearns (which representation and warranty will be deemed repeated at all times during the period from and including the Trade Date to and including the Settlement Date) that if Counterparty elects that Physical Settlement applies. Counterparty may take delivery of the Shares and/or the ADRs and may become an owner thereof, without any condition or restrictions on such delivery or ownership, on each of the Notice Date, the Price Determination Date and the Physical Settlement Date.

Reference Number: NY13996-Amended II
Centro Distribuidor de Cemento, S.A. de C.V.
August 6, 2001 (including amendments
October 29, 2002 and February 14, 2003)
Page 19 of 18

Please send to the Assignee a copy of this Notice of Assignment which is given pursuant to International chamber of Commerce (ICC) Publication No. 590 ("ISP98"), to which the above Credit is subject.

For and on behalf of


------------------------------
Authorized Signatory


-------------------------------------------------------
To be completed by Beneficiary's bankers:

We hereby confirm the authenticity of who is/are authorized to commit the Company to this Assignment.


                                                      (Bankers)
                           ---------------------------

Reference Number: NY13996 - Amended II
Centro Distribuidor de Cemento, S.A. de C.V.
August 6, 2001 (including amendments
October 29, 2002 and February 14, 2003)
Page 12 of 18

Additional Provisions:

Incorporation of Terms. For the avoidance of doubt, the parties agree that Sections 5 and 6 of the Form Master Agreement are incorporated herein, and the parties expressly specify that Market Quotation and Second Method shall apply unless otherwise specified herein.

Non-Reliance. Each party represents to the other party that (a) it has not received and is not relying upon any legal, tax, regulatory, accounting or other advice (whether written or oral) of the other party regarding this Transaction, other than representations expressly made by that other party in this Confirmation and in the Master Agreement and (b) in respect of this Transaction,
(i) it has the capacity to evaluate (internally or through independent professional advice) this Transaction and has made its own decision to enter into this Transaction and (ii) it understands the terms, conditions and risks of this Transaction and is willing to assume (financially and otherwise) those risks. Counterparty acknowledges that Bear Stearns has advised Counterparty to consult its own tax, accounting and legal advisors in connection with this Transaction evidenced by this Confirmation and that the Counterparty has done so.

Eligible Contract Participant. Each party represents that it constitutes an "eligible contract participant" as such term is defined in Section l(a)12 of the Commodity Exchange Act, as amended.

Payment Date Netting. The parties agree that subparagraph (ii) of Section 2(c) of the Master Agreement will not apply to any Transactions that are or will be governed by the Master Agreement. Thus all amounts payable on the same date in the same currency in respect of all Transactions shall be netted.

Governing Law. Unless otherwise specified in the Executed Master Agreement, the laws of the State of New York, without reference to the choice or conflicts of law principles thereof.

Guaranty. With respect to Counterparty, the Guaranty of CEMEX S.A. de C.V. ("CEMEX") which Counterparty shall provide to Bear Stearns promptly upon request by Bear Stearns. With respect to Bear Stearns, the Guaranty of The Bear Stearns Companies Inc. ("TBSCI") which Bear Stearns shall provide upon execution of the Executed Master Agreement.

Credit Support Provider. CEMEX shall be a Credit Support Provider with respect to Counterparty and TBSCI shall be a Credit Support Provider with respect to Bear Stearns.

Termination Currency. Unless otherwise specified in the Executed Master Agreement or agreed by the parties, USD shall be the Termination Currency.

Transfer. Unless otherwise specified in the Executed Master Agreement, either party may transfer its rights and obligations under this Transaction in accordance with Section 7 of the Master Agreement. However, unless otherwise specified in the Executed Master Agreement, either party hereto may also transfer its rights and obligations under this Transaction, in whole or in part, to its respective Credit Support Provider or any of its Affiliates, provided such Affiliate's obligations under this Transaction shall be guaranteed by such Credit Support Provider to the same extent as the obligations of such party hereunder are so guaranteed.

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Reference Number: NY13996 - Amended II
Centro Distribuidor de Cemento, S.A. de C.V.
August 6, 2001 (including amendments
October 29, 2002 and February 14, 2003)
Page 13 of 18

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Bear Stearns a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Sonya Nugent by telephone at 212-272-8273. For all other inquiries please contact Niamh Ansley by telephone at 353-1-402-6225. Originals will be provided for your execution upon your request.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR, STEARNS INTERNATIONAL LIMITED


By: /s/ Donald A. Martocchio
    ------------------------------
    Name: Donald A. Martocchio
    Title: Authorized Signatory

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

CENTRO DISTRIBUTOR DE CEMENTO, S.A. DE C.V.


By: Illegible
    ------------------------------
    Name:
    Title:
    (Authorized Signatory)

cc: Claude Guinchard

rys/ca

Reference Number: NY13996 - Amended II
Centro Distribuidor de Cemento, S.A. de C.V.
August 6, 2001 (including amendments
October 29, 2002 and February 14, 2003)
Page 14 of 18

                          COLLATERAL REQUIREMENT ANNEX

----------------------------------------------------------------------------------------
                                                                              Collateral
                             VWAP Share Price                                 Percentage
----------------------------------------------------------------------------------------
The VWAP Share Price is greater than 80% of the Initial Spot Price                 0%
----------------------------------------------------------------------------------------
The VWAP Share Price is equal to or less than 80% of the Initial Spot Price
   but greater than 75% of the Initial Spot Price                                  5%
----------------------------------------------------------------------------------------
The VWAP Share Price is equal to or less than 75% but greater than 70%
   of the Initial Spot Price                                                      10%
----------------------------------------------------------------------------------------
The VWAP Share Price is equal to or less than 70% but greater than 65%
   of the Initial Spot Price                                                      15%
----------------------------------------------------------------------------------------
The VWAP Share Price is equal to or less than 65% but greater than 60%
   of the Initial Spot Price                                                      20%
----------------------------------------------------------------------------------------
The VWAP Share Price is equal to or less than 60% but greater than 55%
   of the Initial Spot Price                                                      25%
----------------------------------------------------------------------------------------
The VWAP Share Price is equal to or less than 55% but greater than 50%
   of the Initial Spot Price                                                      30%
----------------------------------------------------------------------------------------
The VWAP Share Price is equal to or less than 50% but greater than 45%
   of the Initial Spot Price                                                      35%
----------------------------------------------------------------------------------------
The VWAP Share Price is equal to or less than 45% but greater than 40%
   of the Initial Spot Price                                                      40%
----------------------------------------------------------------------------------------
The VWAP Share Price is equal to or less than 40% but greater than 35%
   of the Initial Spot Price                                                      45%
----------------------------------------------------------------------------------------
The VWAP Share Price is equal to or less than 35% but greater than 30%
   of the Initial Spot Price                                                      50%
----------------------------------------------------------------------------------------
The VWAP Share Price is equal to or less than 30% but greater than 25%
   of the Initial Spot Price                                                      55%
----------------------------------------------------------------------------------------
The VWAP Share Price is equal to or less than 25% but greater than 20%
   of the Initial Spot Price                                                      60%
----------------------------------------------------------------------------------------
The VWAP Share Price is equal to or less than 20% but greater than 15%
   of the Initial Spot Price                                                      65%
----------------------------------------------------------------------------------------
The VWAP Share Price is equal to or less than 15% but greater than 10%
   of the Initial Spot Price                                                      70%
----------------------------------------------------------------------------------------
The VWAP Share Price is equal to or less than 10% but greater than 5%
   of the Initial Spot Price                                                      75%
----------------------------------------------------------------------------------------
The VWAP Share Price is equal to or less than 5%                                  80%
----------------------------------------------------------------------------------------

Reference Number: NY 13996 - Amended II
Centro Distributor de Cemento, S.A. de C.V.
August 6, 2001 (including amendments
October 29, 2002 and February 14, 2003)
Page 15 of 18

                                     EXHIBIT

                        FORM OF STAND-BY LETTER OF CREDIT
Date: [                   ]
       -------------------

To:
[name and address of Beneficiary] (the "Beneficiary")
Attn.
      ---------------------
[Telex No./ Swift No./ Facsimile No.]

Ladies and Gentlemen:

          We hereby establish our irrevocable standby letter of credit No.
           by order of our client CEMEX, S.A. de C.V. (the "Company") in your
----------
favor for an aggregate amount not in excess of U.S.$[                   ]* (as
                                                     -------------------
reduced from time to time in accordance with the terms of this letter of credit,
the "Stated Amount") expiring on [                   ]**(the "Letter of
                                  -------------------
Credit").

          Drawings under this Letter of Credit are unconditionally available to you against presentation of the certificate in the form attached hereto as Annex 1 (each, a "Drawing Certificate") appropriately completed and purportedly signed by you. Each Drawing Certificate presented hereunder shall be dated the date of presentation and may be presented to us either in writing delivered to us at [address (in New York)] or in writing transmitted to us by facsimile telecopy at [fax number (in New York)] accompanied by the Beneficiary's letter containing
(i) instructions relative to the remitting of funds to their account, and a name and (ii) a phone number of a call back party, such party being someone other than the sender of such facsimile, for verification purposes only, and (iii) a statement that the original of such Drawing Certificate and the instructions referred in (i) above are to subsequently follow by overnight delivery service to us in the address indicated herein (together with the Drawing Certificate, the "Drawing Documents").

          We hereby agree with you that if any Drawing Documents are presented under this Letter of Credit at or prior to 11:00 am (New York time), on a business day, and provided that such documents presented conform with the terms and conditions of this Letter of Credit, payment shall be effected by us in immediately available funds by the close of business on such business day. If any Drawing Documents are presented under this Letter of Credit after 11:00 am (New York time), on a business day, and provided that such documents conform with the terms and conditions of this Letter of Credit, payment shall be effected by us in immediately available funds on the following business day. The Beneficiary must notify such presentation of documents to the Issuing Bank upon
dispatch, by calling the telephone number [         ] or [         ]. As used in
                                           ---------      ---------
this Letter of Credit, "Business Day" shall mean any day other than a Saturday or Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close.

----------
* must have a minimum stated amount equal to U.S. $3,000,000.
** must expire on the earlier of 360 days after the date of issuance or [insert date that is five business days prior to stated termination date].

Reference Number: NY 13996 - Amended II
Centro Distribuidor de Cemento, S.A. de C.V.
August 6, 2001 (including amendments
October 29, 2002 and February 14, 2003)
Page 16 of 18

          Partial and multiple drawings are permitted, provided however that the Stated Amount available under this Letter of Credit shall be reduced immediately following our payment of any drawing hereunder in the amount equal to the amount to such drawing. No payment hereunder shall exceed the then current Stated Amount.

          Upon the payment to you or to your account of the amount in respect of a drawing hereunder, we shall be fully discharged of our obligation under this Letter of Credit with respect to such drawing, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such drawing to you or any other person. By paying to you an amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded, and we shall not be liable to you or to any other person for or in respect of any amount so paid or disbursed for any reason whatsoever, including any non-application or misapplication by you of the proceeds of such payment or disbursement.

          This letter of credit may not be assigned, except that you may by written letter of assignment to us in the form of Annex II, assign all of your rights and obligations under this Letter of Credit to any assignee identified in such certification. This letter of credit may not be transferred by the Issuing Bank.

          All bank charges and commissions incurred by the issuer of this Letter of Credit in connection with the issuance or administration of this Letter of Credit (including any drawing hereunder) shall be for the account of the Company.

          All payments under this Letter of Credit shall be in United States dollars, regardless of the currency in which the obligations to the Beneficiary referred to in the Drawing Certificate are denominated, in the account indicated by the Beneficiary in the Drawing Documents.

          This Letter of Credit is subject to the international standby practice, International Chamber of Commerce (ICC) publication No. 590 ("ISP98") and as to matters not addressed by the ISP98 shall be governed by and construed in accordance with the laws of the state of New York (including without limitation, Article 5 of the Uniform Commercial Code of the State of New York).

          All communication regarding this Letter of Credit should be addressed
to: [Issuing bank address], attention             , department            . The
                                      ------------             -----------
number and the date of this letter of credit and the name of our bank must be quoted in all communications.

                                Very truly yours,
                                [Full name of L/C Issuing Bank]


                                By: [authorized signatory)
                                    --------------------------------------------
                                Name:
                                Title:

                                     Annex I

                 ATTACHMENT TO FORM OF STAND-BY LETTER OF CREDIT
                        ISSUED BY (NAME OF ISSUING BANK)

                           FORM OF DRAWING CERTIFICATE

Date:
      --------------------

Ref.
     ---------------------

To:
[Name of L/C Issuing Bank]
[address]
Attn.
      --------------------
[Telex No./ Swift No./ Facsimile No.]

Ladies and Gentlemen:

Reference is made to irrevocable standby letter of credit No.              dated
                                                              ------------
              (the "Letter of Credit") issued by order and for account of
-------------
                    (the "Company")
-------------------

The undersigned, a duly authorized representative of                   (the
                                                     -----------------
"Beneficiary"), hereby certifies that:

     1.   The Beneficiary is the Beneficiary of the Letter of Credit.

     2.   We are hereby drawing in the amount of             because
                                                 -----------         -----------
          has failed to fulfill its payment obligations to             in
                                                           -----------
          accordance with the terms of the             agreement between
                                           -----------
                      and             dated as of             as amended from
          -----------     -----------             -----------
          time to time. The amount being drawn does not exceed that amount which the Beneficiary is entitled to draw under the Letter of Credit.

In witness whereof, the undersigned has executed this certificate on
                                                                      ----------
Very truly yours,

[Full name of the Beneficiary]


By: [authorized signatory)
Name:
Title:

                        REGISTERED IN ENGLAND NO. 1592029

Reference Number: NY 13996 - Amended II
Centro Distribuidor de Cemento, S.A. de C.V.
August 6, 2001 (including amendments
October 29, 2002 and February 14, 2003)
Page 18 of 18

                                    Annex II

                              LETTER OF ASSIGNMENT

Date:
      --------------------

Ref. [The Letter of Credit]

To:
[Name of L/C Issuing Bank]
[address]
Attn.
      --------------------
[Telex No./ Swift No./ Facsimile No.]

Letter of Credit No.                        (the "Letter of Credit")
                    -----------------------
Issued by:

With reference to the Letter of Credit which you have issued to us, "out of the proceeds due under the Letter of Credit (or from any payment of proceeds you at any time may make under or in relation to the Letter of Credit), we hereby irrevocably authorize and direct you to pay the sum of:

Words                                  Figures                                 ,
      --------------------------------         --------------------------------

To: Name:
          ----------------------------------------------------------------------

    Address:
             -------------------------------------------------------------------

pursuant to an assignment agreement which we have entered into with them.

In the event of part payments becoming due, please give effect to these instructions by paying the Assignees named above:

     . The full amount of all drawings until the sum mentioned above has been fully discharged.

     . Per cent of any drawing (but all payments when added together must not exceed the amount of this assignment).

**Please delete and initial the instruction which does not apply.

You are hereby authorized also to communicate such information to the Assignee relating to the Letter of Credit or our performance of the conditions thereof as you may in your absolute discretion determine.